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                                                                   EXHIBIT 2.(i)


                            CERTIFICATE OF FORMATION
                                       OF
                          WCA OF SOUTH CAROLINA, L.L.C.


         The undersigned, being over the age of 18 years and acting as sole organizer of a limited liability company under the Delaware Limited Liability Company Act (the "Act"), does hereby adopt the following Certificate of Formation for WCA of South Carolina, L.L.C. (the "Company").

                                   ARTICLE ONE

         The name of the limited liability company is WCA of South Carolina, L.L.C.

                                   ARTICLE TWO

         The address of the initial registered office of the Company in the State of Delaware is c/o 1209 Orange Street, Wilmington, Delaware, 19801, and the name of its registered agent for service of process required to be maintained by Section 18-104 of the Act in the state is The Corporation Trust Company.

                                  ARTICLE THREE

         The adoption by the members of the Company of the Limited Liability Company Agreement ("LLC Agreement") of the Company shall bind all of the members of the Company existing from time to time to the terms and provisions of such LLC Agreement (as such terms and provisions may be restated or amended as provided therein), and the purchase of or subscription for membership interests in the Company shall constitute an agreement by any such member to be so bound, notwithstanding that any such member has not executed a counterpart of such LLC Agreement or of any such restatements of or amendments to such LLC Agreement.

                                  ARTICLE FOUR

         The name of the sole organizer is George C. Jones, and the address of the organizer is 700 Louisiana Street, Suite 1900, Houston, Texas 77002.


         IN WITNESS WHEREOF, I have hereunder set my hand this 18th day of June, 1999.



                                                -------------------------------
                                                George C. Jones, Organizer

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              CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION
                                       OF
                          WCA OF SOUTH CAROLINA, L.L.C.


         WCA of South Carolina, L.L.C. (hereinafter called the "company"), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

         1. The name of the limited liability company is WCA Shiloh Landfill, L.L.C.

         2. The certificate of formation of the company is hereby amended by striking out Article One thereof and substituting in lieu of said Article the following new Article:


                                  "ARTICLE ONE

         The name of the limited liability company is WCA Shiloh Landfill, L.L.C."


Executed on this 2nd day of March, 2000.

                                            WASTE CORPORATION OF AMERICA, INC.,
                                            Sole Member


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                                            By:
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                                            Its:
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